                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-61878

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE
CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN
OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated June 21, 2001)

                                    WARRANTS
                          LEHMAN BROTHERS HOLDINGS INC.
                       NIKKEI 225(SM) INDEX CALL WARRANTS
                             EXPIRING APRIL   , 2007
                                ----------------
General:

o    Unsecured contractual obligations of Lehman Brothers Holdings.

o    Performance linked to the Nikkei 225 Index, as calculated by Nihon Keizai
     Shimbun, Inc.

o    Minimum purchase: 500 warrants.

o    Denominations: 100 warrants and whole multiples thereof.

o    Expiration date: April   , 2007.

o    You will be able to exercise the warrants from the date they are issued until one business day before their expiration, subject to the possibility that your right to exercise may be postponed in connection with the limit on the maximum number of warrants that may be exercised on any day.

o    You may exercise no fewer than 500 warrants at any one time, except in the case of automatic exercise. There is a maximum limit on the number of warrants that may be exercised on any one day except in the case of automatic exercise.

o    Any warrants that have not been exercised by the expiration date will be automatically exercised on that date. If the warrants are delisted, any warrants that have not been exercised prior to such delisting will be automatically exercised on the delisting date.

o    The valuation date will generally be the first scheduled trading day after the relevant exercise date but may be postponed if a market disruption event occurs. As a result, you will not be able to determine, at the time of your exercise of a warrant, the final index level that will be used in calculating the cash settlement value that Lehman Brothers Holdings will pay you.

o    Settlement payment date: for each warrant, the third business day after the valuation date.

o    Application has been made to list the warrants on the American Stock
     Exchange LLC ("Amex") under the trading symbol "NKZ".

Payments:

o    No payments will be made on the warrants prior to exercise; the warrants may expire worthless.

o    On the relevant settlement payment date, Lehman Brothers Holdings will pay you, per warrant exercised or automatically exercised, the cash settlement value, which will equal the greater of:

     (1)  zero; and

     (2)            final index level - strike price
          $66   x   -------------------------------- , where
                          initial index level

          o  the final index level will generally be the closing index level on the applicable valuation date, which will generally be the first scheduled trading day following the relevant exercise date;

          o  the closing index level on any particular day will generally be the closing index level of the Nikkei 225 Index on such day;

          o  the strike price will be equal to the initial index level; and

          o  the initial index level will be the closing index level on the date of this prospectus supplement.

     As a result, if the final index level on the applicable valuation date is less than or equal to the strike price, the cash settlement value will be zero.

     The calculation of the cash settlement value will not take into account fluctuations in the Japanese yen/U.S. dollar exchange rate.

     Investing in the warrants involves a high degree of risk, including the risk of the warrants expiring worthless if the final index level with respect to the expiration date is less than or equal to the strike price.
   Purchasers should be prepared to sustain a total loss of the purchase price of their warrants and should consider carefully the section entitled "Risk
                         Factors" beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                                                     PER WARRANT    TOTAL
                                                    ------------- --------
    Public offering price* ........................     $          $
    Underwriting discount .........................     $          $
    Proceeds to Lehman Brothers Holdings ..........     $          $

     * Estimated to be between $6.00 and $6.60 per warrant.

                                ----------------

The warrants are expected to be ready for delivery in book-entry form only
through The Depository Trust Company on or about April   , 2005.

                                ----------------

Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings' securities. It may act as principal or agent in, and this prospectus supplement and the accompanying prospectus may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

                                ----------------

                                 Joint Managers

LEHMAN BROTHERS                                              OPPENHEIMER & CO.

April   , 2005

"Nikkei" and "Nikkei 225" are the service marks of Nihon Keizai Shimbun, Inc.
("NKS") and will be licensed for use by Lehman Brothers Holdings Inc. The warrants, based on the performance of the Nikkei 225 Index, are not sponsored, endorsed, sold or promoted by NKS, and NKS makes no representation regarding the advisability of investing in the warrants.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE HAS BEEN
AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT
THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF
THE DOCUMENT. SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE
OFFER IS NOT PERMITTED.

                               ------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

                                      S-2

                           SUMMARY INFORMATION -- Q&A

This summary highlights selected information from the prospectus supplement and the accompanying prospectus to help you understand the warrants. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the warrants and the tax and other considerations that are important to you in making a decision about whether to invest in the warrants. You should pay special attention to the "Risk Factors" section beginning on page S-7 to determine whether an investment in the warrants is appropriate for you.

WHAT ARE THE WARRANTS?

The warrants are a series of unsecured contractual obligations of Lehman
Brothers Holdings Inc. ("Lehman Brothers Holdings") whose value is linked to the performance of the Nikkei 225 Index. See "The Nikkei 225 Index." The warrants will rank equally with all other unsecured contractual obligations of Lehman
Brothers Holdings and Lehman Brothers Holdings' unsecured and unsubordinated
debt. The warrants will expire on April   , 2007, and any warrants that have not
been exercised prior to the expiration date or an earlier delisting date will be subject to automatic exercise as described under "Description of the
Warrants--Automatic exercise."

WHO PUBLISHES THE NIKKEI 225 INDEX AND WHAT DOES THE NIKKEI 225 INDEX MEASURE?

The Nikkei 225 Index is a stock index published by Nihon Keizai Shimbun, Inc.
that measures the composite price performance of selected Japanese stocks. The
Nikkei 225 Index is currently based on 225 stocks traded on the Tokyo Stock
Exchange (the "TSE") and represents a broad cross section of Japanese industry.
All 225 underlying stocks are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei 225
Index is a modified, price-weighted index, which means an underlying stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer of the underlying stock.

Please note that an investment in the warrants does not entitle you to any ownership or other interest in the stocks of the companies included in the
Nikkei 225 Index.

WHAT PAYMENTS WILL I RECEIVE ON THE WARRANTS PRIOR TO EXERCISE?

None. No payments will be made on the warrants prior to exercise. The warrants may expire worthless.

WHAT WILL I RECEIVE UPON EXERCISE OF THE WARRANTS?

On the relevant settlement payment date, which will be the third business day after the valuation date, Lehman Brothers Holdings will pay you, per warrant exercised or automatically exercised, the cash settlement value, which will equal the greater of:

o   zero; and

o            final index level - strike price
    $66   x  --------------------------------  , where
                  initial index level

    o    the final index level will be the closing index level on the valuation date, which will generally be the first scheduled trading day following the relevant exercise date, and may be postponed if a market disruption event occurs;

    o    the closing index level on any particular day will generally be the closing index level of the Nikkei 225 Index on such day;

    o    the strike price will be equal to the initial index level; and

    o    the initial index level will be the closing index level on the date of this prospectus supplement.

As a result, if the final index level on the applicable valuation date is less than or equal to the strike price, the cash settlement value will be zero.

If the calculation agent determines that one or more market disruption events have occurred on the day that would otherwise be the valuation date, the calculation agent will, subject to certain limitations, determine the final index level by reference to the closing index level on the next scheduled trading day on which there is not a market disruption event. Any postponement of the valuation date will cause the date you receive payment to be postponed until three business days after such postponed valuation date.

                                      S-3

In limited circumstances, the closing index level on any valuation date may be adjusted by the calculation agent.

The calculation of the cash settlement value will not take into account fluctuations in the Japanese yen/U.S. dollar exchange rate.

See "Description of the Warrants--Cash settlement value," "--Exercise and settlement of warrants," "--Market disruption events," "--Maximum exercise amount" and "--Discontinuance of the Nikkei 225 Index; alteration of method of calculation" for details.

CASH SETTLEMENT VALUE--EXAMPLES

Here are three examples of hypothetical calculations of cash settlement values of a warrant. In each of these examples, it is assumed that the initial index level and strike price are 11637.52

EXAMPLE 1. ASSUMING FOR PURPOSES OF THIS EXAMPLE THAT THE FINAL INDEX LEVEL OF
THE NIKKEI 225 INDEX ON THE APPLICABLE VALUATION DATE IS 9891.89, OR 15% LESS
THAN THE STRIKE PRICE:

                 9891.89 - 11637.52
     $66   x     ------------------    =  minus $9.9000
                      11637.52

Since the cash settlement value cannot be less than zero, the cash settlement value per warrant is zero and you would receive nothing upon exercise of the warrants.

EXAMPLE 2. ASSUMING FOR PURPOSES OF THIS EXAMPLE THAT THE FINAL INDEX LEVEL OF
THE NIKKEI 225 INDEX ON THE APPLICABLE VALUATION DATE IS 11637.52, OR EQUAL TO
THE STRIKE PRICE:

                 11637.52 - 11637.52
     $66   x     -------------------   =  $0.0000
                      11637.52

As a result, the cash settlement value per warrant is zero and you would receive nothing upon exercise of the warrants.

EXAMPLE 3. ASSUMING FOR PURPOSES OF THIS EXAMPLE THAT THE FINAL INDEX LEVEL OF
THE NIKKEI 225 INDEX ON THE APPLICABLE VALUATION DATE IS 12219.40, OR 5% GREATER
THAN THE STRIKE PRICE:

                 12219.40 - 11637.52
     $66   x     -------------------   =  $3.2999
                      11637.52

As a result, the cash settlement value per warrant is $3.2999 and you would receive $3.2999 per warrant upon exercise of the warrants.

EXAMPLE 4. ASSUMING FOR PURPOSES OF THIS EXAMPLE THAT THE FINAL INDEX LEVEL OF
THE NIKKEI 225 INDEX ON THE APPLICABLE VALUATION DATE IS 13383.15, OR 15%
GREATER THAN THE STRIKE PRICE:

                 13383.15 - 11637.52
     $66   x     -------------------   =  $9.9000
                      11637.52

As a result, the cash settlement value per warrant is $9.9000 and you would receive $9.9000 per warrant upon exercise of the warrants.

                               ------------------

To the extent that the initial index level, the strike price and the final index level differ from those assumed above, the results indicated above would be different.

HOW DO I EXERCISE MY WARRANTS?

The warrants will be immediately exercisable upon issuance and, except in connection with the maximum limit on exercise, may be exercised on any business day until 3:00 P.M., New York City time, on the earlier of:

o   the business day immediately preceding the expiration date for the
    warrants, which is April   , 2007; or

o   if the warrants are delisted, the business day immediately preceding the effective date of their delisting from, or permanent suspension from trading on, the Amex and failure to list the warrants on another United
    States national securities exchange (such effective date, the "delisting date").

You will not have the right to receive physical certificates evidencing your ownership of the warrants except under limited circumstances. Instead, Lehman
Brothers Holdings will issue the warrants in the form of one or more global certificates, which will be held by The Depository Trust Company ("DTC") or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear or Clearstream clearing systems, will record beneficial ownership of the warrants by individual investors. To exercise warrants, you must direct a broker, who may, in turn, need to direct a participating organization in DTC (a
"participant"),

                                      S-4

to transfer warrants held by DTC on your behalf and to submit an exercise notice in the form of Appendix B (an "exercise notice") to the warrant agent.

In order for the business day on which the exercise notice and related warrants are delivered on your behalf to the warrant agent to constitute the exercise date for the warrants being exercised, you must cause the warrants to be transferred free on the records of DTC to, and the exercise notice to be received by, the warrant agent at or prior to 3:00 P.M., New York City time, on that business day. However, in the case of warrants held through Clearstream or
Euroclear, while the exercise notice must be received by the warrant agent at or prior to 3:00 P.M., New York City time, on that day, the related warrants need only be transferred to the warrant agent prior to 3:00 P.M., New York City time, on the applicable valuation date. See "Risk Factors" beginning on page S-7 and
"Description of the Warrants--Exercise and settlement of warrants."

Any warrant not exercised on or before the expiration date or the delisting date, if any, will be automatically exercised on that date. See "Description of the Warrants--Automatic exercise."

You may exercise no fewer than 500 warrants at any one time, except in the case of automatic exercise. See "Description of the Warrants--Minimum exercise amount." All exercises of warrants, other than automatic exercises, are subject, at the calculation agent's option, to the limitation that not more than 400,000 warrants in total may be exercised on any exercise date. See "Description of the
Warrants--Maximum exercise amount."

HOW HAS THE NIKKEI 225 INDEX PERFORMED HISTORICALLY?

Lehman Brothers Holdings has provided a table, beginning on page S-28, showing the performance of the Nikkei 225 Index from January 1, 1990 through April 13,
2005. Lehman Brothers Holdings has provided this historical information to help you evaluate the behavior of the Nikkei 225 Index so that you can make an informed decision with respect to an investment in the warrants. You should realize, however, that past performance is not necessarily indicative of how the
Nikkei 225 Index or the warrants will perform in the future.

HOW WILL I BE ABLE TO FIND THE INDEX LEVEL AT ANY POINT IN TIME?

You can obtain the level of the Nikkei 225 Index at any time from the
Bloomberg(R) service under the symbol "NKY," from Reuters service under the symbol "NKX.TK" or from the Nikkei website, at www.nni.nikkei.co.jp/.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

Yes, the warrants are subject to a number of risks, including the risk of the warrants expiring worthless if the final index level with respect to the expiration date is equal to or less than the strike price. See "Risk Factors"
beginning on page S-7.

WHAT ABOUT TAXES?

A warrant will be treated as a cash settlement option that is subject to the
"mark-to-market" rules under section 1256 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, holders will recognize gain or loss each year equal to the difference between the fair market value of the warrant on the last business day of the year and the holder's adjusted basis in the warrant. A holder's tax basis in the warrant will be adjusted to take into account any gain or loss recognized in prior periods. Any gain or loss recognized on the warrants will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. See "United States Federal Income Tax Consequences."

WHO IS LEHMAN BROTHERS HOLDINGS?

Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high net worth clients and customers.
Lehman Brothers Holdings' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the
Asia Pacific region. See "Lehman Brothers Holdings Inc." and "Where You Can Find
More Information" on page 2 and 6, respectively, of the accompanying prospectus.

You may request a copy of any document Lehman Brothers Holdings Inc. files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities
Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers
Holdings at the following address, which replaces the address provided in the accompanying prospectus:

                                      S-5

         Office of the Corporate Secretary
         399 Park Avenue
         New York, New York 10022
         (212) 526-0858

Lehman Brothers Holdings' principal executive offices are located at the following address, which likewise replaces the address provided in the accompanying prospectus:

         745 Seventh Avenue
         New York, New York 10019
         (212) 526-7000

WHAT IS THE ROLE OF LEHMAN BROTHERS INC.?

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, is an underwriter for the offering and sale of the warrants. Lehman Brothers Inc. will also be the calculation agent for purposes of calculating the amount payable to you upon exercise of warrants. Potential conflicts of interest may exist between
Lehman Brothers Inc. and you as a beneficial owner of the warrants. See "Risk
Factors--Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent" and
"Description of the Warrants--Calculation agent."

After the initial offering, Lehman Brothers Inc. intends to buy and sell the warrants to create a secondary market in the warrants and may stabilize or maintain the market price of the warrants during the initial distribution of the warrants. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they have begun.

WILL THE WARRANTS BE LISTED ON A STOCK EXCHANGE?

Lehman Brothers Holdings has applied to list the warrants on the Amex under the trading symbol "NKZ." The listing of the warrants on the Amex, if accepted, will not necessarily ensure that a liquid trading market will be available for the warrants.

The delisting of the warrants from, or permanent suspension of trading of the warrants on, the Amex, and failure to list the warrants on another national securities exchange will result in the automatic exercise of the warrants, and could result in your total loss of the purchase price for your warrants. You should review the sections "Risk Factors--The warrants may not be actively traded" and "Description of the Warrants--Automatic exercise."

                                      S-6

                                  RISK FACTORS

The warrants involve a high degree of risk. Prospective purchasers of the warrants should recognize that their warrants may expire worthless and should be prepared to sustain a total loss of the purchase price of their warrants.
Prospective purchasers of the warrants should be experienced with respect to options and options transactions, should understand the risks of transactions in equity-indexed instruments and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the warrants in light of their particular financial circumstances, the information set forth below and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated in this document by reference.

THE WARRANTS ARE A RISKY INVESTMENT AND MAY EXPIRE WORTHLESS.

You will receive a cash payment from Lehman Brothers Holdings upon exercise, including automatic exercise, of a warrant only if the warrant has a cash settlement value greater than zero at that time. If the final index level on the applicable valuation date is less than or equal to the strike price, the cash settlement value will be zero. The strike price will be set to equal the initial index level on the day the warrants are priced for initial sale to the public and will remain constant throughout the term of the warrants.

Investment decisions relating to equity-indexed warrants, such as warrants offered by this prospectus supplement, require the investor to predict the direction of movements in the values of the stocks underlying the relevant index as well as the amount and timing of those movements. Equity-indexed warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the relevant index. Moreover, an equity-indexed warrant is a "wasting asset" in that, in the absence of countervailing factors, such as an offsetting movement in the value of the relevant index, the market value of an equity-indexed warrant will tend to decrease over time and the warrant will have no market value after the time for exercise has expired.
Assuming all other factors are held constant, the more a warrant is
"out-of-the-money" (as described below) and the shorter its remaining term to expiration, the greater the risk that a purchaser of the warrant will lose all or part of his purchase price for the warrant. This means that if the final index level with respect to the expiration is less than or equal to the strike price, then investors in the warrants who have not exercised their warrants or sold their warrants in the secondary market prior to expiration will necessarily lose their entire purchase price for the warrants upon expiration. The risk of the loss of all of the purchase price of a warrant upon expiration means that, in order to recover and realize a return upon your investment, you must generally be correct about all of the direction, timing and magnitude of an anticipated change in the value of the Nikkei 225 Index. Even if the warrant is
"in-the-money" (as described below) when exercised, including automatic exercise upon expiration, if the final index level is not greater than the strike price to an extent sufficient to cover your cost of the warrant (that is, the purchase price plus transaction costs, if any), you will lose all or part of your purchase price for the warrant. Investors in the warrants will thus bear the risk of a decline in the level of the Nikkei 225 Index.

Accordingly, equity-indexed warrants, such as the warrants offered by this prospectus supplement, involve a high degree of risk and are not appropriate for every investor. Investors who are considering purchasing the warrants must be able to understand and bear the risk of a speculative investment in the warrants, be experienced with respect to options and options transactions and understand the risks of transactions in equity-indexed instruments.

ASSUMING ALL OTHER FACTORS ARE HELD CONSTANT, THE VALUE OF THE WARRANTS WILL
FALL IF THE LEVEL OF NIKKEI 225 INDEX DECLINES.

While the trading prices of the stocks underlying the Nikkei 225 Index will determine the level of the Nikkei 225 Index, it is impossible to predict whether the level of the Nikkei 225 Index will fall or rise. Trading prices of the stocks underlying the Nikkei 225 Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or a particular underlying stock. There is, of course, no assurance that any of the underlying stocks comprising the Nikkei 225 Index will appreciate in value, and indeed any or all of the underlying stocks, and the Nikkei 225 Index, may depreciate in value at any time in the future.

                                      S-7

THE VALUE OF THE WARRANTS WILL BE AFFECTED BY NUMEROUS FACTORS, SOME OF WHICH
ARE RELATED IN COMPLEX WAYS.

The warrants will have a cash settlement value of zero at the time of their initial public offering. The cash settlement value of the warrants at any time prior to their expiration is expected typically to be less than the trading price of the warrants at that time. The difference between the trading price and the cash settlement value will reflect, among other things, a "time value" for the warrants. The "time value" of the warrants will depend partly upon the length of time remaining to their expiration and expectations concerning the value of the Nikkei 225 Index and the underlying stocks during that period. The expiration date of the warrants will be accelerated should the warrants be delisted from, or should there be a permanent suspension of their trading on, the Amex, unless the warrants simultaneously are accepted for listing on another national securities exchange. Any acceleration of this type would result in the total loss of any otherwise remaining "time value," and could occur when the warrants are "at-the-money" or "out-of-the-money," as these terms are described in the following paragraphs, thus resulting in the total loss of the purchase price of the warrants.

The final index level on any given day will determine whether the warrants have a cash settlement value greater than zero on that day. The warrants will be
"at-the-money" (that is, their cash settlement value will be zero) on any given day if the final index level is equal to the strike price, will be "out-of-the-
money" (that is, their cash settlement value will be zero) on any given day if the final index level is less than the strike price and will be "in-the-money"
(that is, their cash settlement value will be greater than zero) on any given day only if the final index level exceeds the strike price. An increase in the positive difference, if any, between the final index level and the strike price will result in a greater cash settlement value, and a decrease in the difference will result in a lesser or zero cash settlement value. Potential profit or loss upon exercise, including automatic exercise, of a warrant will be a function of the cash settlement value of the warrant upon exercise, the purchase price of the warrant and any related transaction costs.

Before purchasing, exercising or selling warrants, investors in the warrants should carefully consider, among other things:

o   the purchase or trading price of the warrants;

o   the value of the Nikkei 225 Index at that time;

o   the time remaining to their expiration;

o   the probable range of cash settlement values; and

o   any related transaction costs.

The value of the warrants in the secondary market will be affected by supply and demand of the warrants, the index level at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor.
The price at which you will be able to sell the warrants before the expiration date may be at a discount, which could be substantial, from their initial public offering price, if, at that time, the closing index level is less than, equal to or not sufficiently above the strike price at such time. A change in a specific factor could have the following impacts on the market value of the warrants, assuming all other conditions remain constant.

o   INDEX VALUE. Lehman Brothers Holdings expects that the market value of the warrants will depend substantially on the amount, if any, by which the closing index level at any given point in time exceeds the strike price. If you decide to sell your warrants prior to the expiration date, you may receive substantially less than the amount that would be payable on the expiration date based on that closing index level because of expectations that the closing index level will continue to fluctuate until the cash settlement value is determined. If you decide to sell your warrants when the closing index level is less than the strike price, you can expect to receive less than the initial purchase price of the warrants. Political, economic and other developments that affect the outlook for securities in the Nikkei
    225 Index may also affect the closing index level and could indirectly affect the value of the warrants.

o   INTEREST RATES. The trading value of the warrants may be affected by changes in interest rates. In general, if U.S. or Japanese interest rates change, the trading value of the warrants may be adversely affected.

o   VOLATILITY OF THE NIKKEI 225 INDEX. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the level of the Nikkei 225 Index changes, the trading value of the warrants may be adversely affected. Lehman Brothers Holdings is unable to predict the effect of these events on the future value or volatility of the Nikkei 225
    Index.

                                      S-8

o    VOLATILITY OF THE JAPANESE YEN/U.S. DOLLAR EXCHANGE RATE. The Japanese
     yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar
     (the "JPY/USD Rate"). The JPY/USD Rate is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. The
     JPY/USD Rate increases when the U.S. dollar appreciates relative to the
     Japanese yen and decreases when the U.S. dollar depreciates relative to the
     Japanese yen. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the
     JPY/USD Rate changes, the trading value of the warrants may be adversely affected.

o    CORRELATION BETWEEN THE JPY/USD RATE AND THE NIKKEI 225 INDEX. Correlation
     is the term used to describe the relationship between the percentage changes in the JPY/USD Rate and the percentage changes in the Nikkei 225
     Index. If the correlation between the JPY/USD Rate and the Nikkei 225 Index changes, the trading value of the warrants may be adversely affected.

o    MERGER AND ACQUISITION TRANSACTIONS. Some of the securities included in the
     Nikkei 225 Index may be affected by mergers and acquisitions, which can contribute to volatility of the Nikkei 225 Index. Additionally, as a result of a merger or acquisition, one or more securities in the Nikkei 225 Index may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the securities originally included in the Nikkei 225
     Index.

o    TIME REMAINING TO EXPIRATION. The value of the warrants may be affected by the time remaining to expiration due to expectations concerning the level of the Nikkei 225 Index prior to the expiration of the warrants. As the time remaining to the expiration of the warrants decreases, this time value may decrease, adversely affecting the trading value of the warrants.

o    DIVIDEND YIELDS. If dividend yields on the securities included in the
     Nikkei 225 Index increase, the value of the warrants may be adversely affected because the Nikkei 225 Index does not incorporate the value of those payments.

o    LEHMAN BROTHERS HOLDINGS' CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS.
     Actual or anticipated changes in Lehman Brothers Holdings' credit ratings, financial condition or results may affect the market value of the warrants.

o    ECONOMIC CONDITIONS AND EARNINGS PERFORMANCE OF THE UNDERLYING COMPANIES.
     General economic conditions and earnings results of the companies whose stocks are included in the Nikkei 225 Index and real or anticipated changes in those conditions or results may affect the market value of the warrants.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the warrants attributable to another factor, such as an increase in the index level. In general, assuming all relevant factors are held constant, the effect on the trading value of the warrants of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the warrants.

THERE ARE RISKS AND COSTS ASSOCIATED WITH EXERCISE OF WARRANTS.

Lehman Brothers Holdings will issue the warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear or
Clearstream clearing systems, will record beneficial ownership of the warrants by individual investors. To exercise warrants, you must direct a broker, who may, in turn, need to direct a participant, to transfer warrants held by DTC on your behalf and to submit an exercise notice to the warrant agent.

In order for the business day on which your exercise notice and related warrants are delivered on your behalf to the warrant agent to constitute the exercise date for the warrants being exercised, you must cause the warrants to be transferred free on the records of DTC to, and the exercise notice to be received by, the warrant agent at or prior to 3:00 P.M., New York City time, on that business day. However, in the case of warrants held through Clearstream or
Euroclear, while the exercise notice must be received by the warrant agent at or prior to 3:00 P.M., New York City time, on that day, the related warrants need only be transferred to the warrant agent prior to 3:00 P.M., New York City time, on the applicable valuation date.

                                      S-9

TO ENSURE THAT THE WARRANTS AND EXERCISE NOTICE WILL BE RECEIVED BY THE WARRANT
AGENT AT OR PRIOR TO THE APPLICABLE DEADLINE, YOU MUST GIVE THE APPROPRIATE
DIRECTION TO YOUR BROKER BEFORE THAT BROKER'S CUT-OFF TIME FOR ACCEPTING
EXERCISE INSTRUCTIONS FROM CUSTOMERS FOR THAT DAY. IF YOUR BROKER IS NOT A
PARTICIPANT, YOU MUST DO SO BEFORE THE APPLICABLE PARTICIPANT'S CUT-OFF TIME.
DIFFERENT BROKERAGE FIRMS MAY HAVE DIFFERENT CUT-OFF TIMES FOR ACCEPTING AND
IMPLEMENTING EXERCISE INSTRUCTIONS FROM THEIR CUSTOMERS. THEREFORE, YOU SHOULD
CONSULT WITH YOUR BROKER OR OTHER INTERMEDIARIES, IF APPLICABLE, AS TO
APPLICABLE CUT-OFF TIMES AND OTHER EXERCISE MECHANICS. SEE "DESCRIPTION OF THE
WARRANTS--EXERCISE AND SETTLEMENT OF WARRANTS," "--CLEARSTREAM AND EUROCLEAR"
AND "--LIMIT OPTION." A FORM OF EXERCISE NOTICE FOR WARRANTS APPEARS IN APPENDIX
B. ADDITIONAL FORMS MAY BE OBTAINED AT THE WARRANT AGENT'S OFFICE DURING THE
WARRANT AGENT'S NORMAL BUSINESS HOURS. SEE "DESCRIPTION OF THE
WARRANTS--GENERAL."

If a warrant is not exercised at or prior to 3:00 P.M., New York City time, on the earlier of (1) the business day immediately preceding the expiration date and (2) the delisting date, if any, the warrant will be subject to automatic exercise as described under "Description of the Warrants." However, if at that time, the final index level on the applicable valuation date is equal to or less than the strike price, the warrant will expire worthless and you will have sustained a total loss of the purchase price of the warrant.

THERE IS A MINIMUM NUMBER OF WARRANTS THAT CAN BE EXERCISED.

Except in the event of automatic exercise, a holder must tender at least 500 warrants at any one time in order to exercise its warrants. Thus, except in the case of automatic exercise, holders with fewer than 500 warrants will need either to sell their warrants or to purchase additional warrants, incurring transaction costs in either case, in order to realize upon their investment.
Furthermore, such holders incur the risk that there may be differences between the trading price of the warrants and the cash settlement value of such warrants.

THERE ARE LIMITS ON THE NUMBER OF WARRANTS THAT CAN BE EXERCISED ON ANY SINGLE
DAY.

The calculation agent will have the option to limit the number of warrants exercisable on any date, except on automatic exercise, to an aggregate of
400,000. In the event that the total number of warrants being exercised on any date exceeds such maximum number and the calculation agent elects to limit the number of warrants exercisable on that date, you may not be able to exercise all of the warrants that you desire to exercise on that date. Warrants to be exercised on that date will be selected on a pro rata basis. The warrants tendered for exercise but not exercised on that date will be automatically exercised on the next date on which warrants may be exercised, subject to the same daily maximum limitation and certain delayed exercise provisions. Any limitation of this type will not apply in the event of automatic exercise, including at expiration.

THERE WILL BE A TIME LAG AFTER EXERCISE INSTRUCTIONS ARE GIVEN.

In the case of any exercise of warrants, there will be a time lag between the time you give instructions to exercise and the time the final index level used to calculate the cash settlement value relating to the exercise is determined.
Except under the circumstances described in this risk factor and the following risk factor "Market disruption events may postpone the valuation date," the valuation date for an exercised warrant will be the first scheduled trading day after the relevant exercise date. Generally, the exercise date for an exercised warrant, subject to certain exceptions described under "Description of the
Warrants--Exercise and settlement of warrants," "--Limit option" and
"--Automatic exercise," will be the business day on which the warrant and an exercise notice in proper form are received by the warrant agent if received at or prior to 3:00 P.M., New York City time, on that day; if the warrant and exercise notice are received after that time, the exercise date will be the following business day. See "Description of the Warrants--Exercise and settlement of warrants."

The valuation date for an exercised warrant will occur after the exercise date.
See "Description of the Warrants--Exercise and settlement of warrants."
Therefore, you will not be able to determine, at the time of exercise of a warrant, the final index level that will be used in calculating the cash settlement value of the warrant, and you will thus be unable to determine the cash settlement value. In addition, the valuation date for exercised warrants may be

                                      S-10

postponed upon the occurrence and continuation of a market disruption event. See
"Description of the Warrants--Market disruption events." Moreover, because the exercise date for warrants may be delayed to the extent the number of warrants sought to be exercised exceeds the limit on exercise described under
"Description of the Warrants--Maximum exercise amount", the valuation date for warrants whose exercise is so delayed will be further postponed.

Any downward movement in the value of the Nikkei 225 Index between the time you submit an exercise notice and the time the final index level for that exercise is determined will result in your receiving a cash settlement value, including a zero cash settlement value, that is less than the cash settlement value you may have anticipated based on the last available closing index level as of the applicable exercise date. The period between exercise and valuation will, at a minimum, represent one full business day and, in the case of a valuation date postponed as a result of there being exercised a number of warrants exceeding the maximum permissible amount or the occurrence and continuance of a market disruption event, may be substantially longer. The value of the Nikkei 225 Index may change significantly during any such period, and any change of this type may adversely affect the cash settlement value to be paid on your warrants.

MARKET DISRUPTION EVENTS MAY POSTPONE THE VALUATION DATE.

The valuation date for an exercised warrant may be postponed upon the occurrence and continuation of a market disruption event described under "Description of the Warrants--Market disruption events." If the calculation agent determines that a market disruption event has occurred and is continuing on any day that would otherwise be a valuation date for any exercised warrant, then the valuation date for the warrant will be postponed to the next scheduled trading day on which there is no market disruption event. The cash settlement value of a warrant determined as of any postponed valuation date may be substantially lower than the otherwise applicable cash settlement value thereof, and may be zero.
See "Description of the Warrants--Market disruption events," which includes a description of events, circumstances or causes constituting a market disruption event.

YOUR RETURN ON THE WARRANTS COULD BE LESS THAN IF YOU OWNED THE STOCKS THAT MAKE
UP THE NIKKEI 225 INDEX.

o    YOUR RETURN WILL NOT REFLECT DIVIDENDS ON THE STOCKS INCLUDED IN THE NIKKEI
     225 INDEX. Your return on the warrants will not reflect the return you would realize if you actually owned the stocks included in the Nikkei 225
     Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you by reference to the level of the Nikkei 225 Index, which is calculated by reference to the prices of the stocks in the Nikkei 225 Index without taking into consideration the value of dividends paid on that stock.

o    YOUR RETURN WILL NOT BE ADJUSTED FOR CHANGES IN CURRENCY EXCHANGE RATES.
     Although the stocks included in the Nikkei 225 Index are traded in Japanese yen and the warrants are denominated in U.S. dollars, the amount payable upon exercise of warrants will not be adjusted for the currency exchange rate in effect at that time. Any amount payable to you upon exercise is based solely upon the percentage increase in the Nikkei 225 Index. Changes in exchange rates, however, may reflect changes in the Japanese economy, which in turn may affect the value of the Nikkei 225 Index and the warrants.

THE PRICE OF THE WARRANTS WILL EXCEED THAT OF SIMILAR OPTIONS.

The initial offering price of the warrants will be in excess of the price that a commercial user of options on the Nikkei 225 Index or the underlying stocks might pay for a comparable option in a private transaction.

THE WARRANTS ARE NOT SUITABLE FOR ALL INVESTORS.

The Amex requires that the warrants be sold only to investors whose accounts have been approved for options trading. In addition, the Amex requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the warrants. It is suggested that investors considering the purchase of warrants be experienced with respect to options on securities and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the warrants in light of their particular circumstances. The warrants are not suitable for persons solely dependent upon a fixed income, for retirement plan accounts or for accounts under the Uniform Gift to Minors Act.
Before making any investment in the warrants, it is important that a prospective investor become informed about and

                                      S-11

understand the nature of the warrants in general, the specific terms of the warrants and the nature of the Nikkei 225 Index and the underlying stocks that will comprise the Nikkei 225 Index. An investor should understand the consequences of liquidating his investment in a warrant by exercising, as opposed to selling, the warrant. It is especially important for an investor to be familiar with the procedures governing the exercise of warrants, since a failure to properly exercise a warrant prior to its expiration could result in the loss of his entire investment. This includes knowing when warrants are exercisable and how to exercise them.

THE WARRANTS ARE NOT STANDARDIZED OPTIONS ISSUED BY THE OPTIONS CLEARING
CORPORATION.

The warrants are unsecured contractual obligations of Lehman Brothers Holdings and will rank equally with all other unsecured contractual obligations of Lehman
Brothers Holdings and Lehman Brothers Holdings' unsecured and unsubordinated debt. The warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of warrants must look solely to Lehman Brothers Holdings for performance of its obligations to pay the cash settlement value on the exercise of warrants.
Further, the market for warrants is not expected to be generally as liquid as the market for OCC standardized options.

THE INCLUSION OF COMMISSIONS AND PROJECTED PROFIT FROM HEDGING IN THE PUBLIC
OFFERING PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. is willing to purchase the warrants in secondary market transactions will likely be lower than the public offering price, since the public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the warrants, as well as the projected profit included in the cost of hedging our obligations under the warrants. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups or other transaction costs.

THE WARRANTS MAY NOT BE ACTIVELY TRADED.

There may be little or no secondary market for the warrants. Although Lehman
Brothers Holdings has applied to list the warrants on the Amex, it is not possible to predict whether the warrants will trade in the secondary market.
Even if there is a secondary market, it may not provide significant liquidity.
Lehman Brothers Inc. currently intends to act as a market maker for the warrants, but it is not required to do so. To the extent warrants are exercised, the number of warrants outstanding will decrease, resulting in a decrease in the liquidity of the warrants. In addition, during the life of the warrants, Lehman
Brothers Holdings or its affiliates may from time to time purchase and exercise warrants, resulting in a decrease in the liquidity of the warrants. If additional warrants or options relating to the Nikkei 225 Index or the underlying stocks are subsequently offered to the public, the supply of warrants and options relating to the Nikkei 225 Index or the underlying stocks in the market will increase, which could cause the price at which the warrants and any other warrants and options trade in the secondary market to decline significantly.

UNEXERCISED WARRANTS WILL BE AUTOMATICALLY EXERCISED IF THE WARRANTS ARE
DELISTED.

In the event the warrants are delisted from, or permanently suspended from trading, within the meaning of the Securities Exchange Act of 1934 and the rules and regulations thereunder, on the Amex and not accepted at the same time for listing on another United States national securities exchange, warrants not previously exercised will be deemed automatically exercised on the delisting date, and any cash settlement value will be calculated and settled as provided under "Description of the Warrants--Delisting of warrants." Lehman Brothers
Holdings will covenant in the warrant agreement that it will not seek delisting of the warrants from, or suspension of their trading on, the Amex unless Lehman
Brothers Holdings has, at the same time, arranged for listing of the warrants on another United States national securities exchange.

AN INVESTMENT IN THE WARRANTS IS SUBJECT TO RISKS ASSOCIATED WITH THE JAPANESE
SECURITIES MARKETS.

The securities included in the Nikkei 225 Index are issued by Japanese companies and are denominated in Japanese yen. You should be aware that investments in securities linked to the value of Japanese equity securities involve particular risks. The Japanese securities markets may be more volatile

                                      S-12

than U.S. securities markets, and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross-shareholdings in Japanese companies, may affect trading prices and volume in those markets. Also, there is generally less publicly available information about Japanese companies that are not subject to the reporting requirements of the SEC, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect
Japanese securities markets, include the possibility of changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to
Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies.
Moreover, the Japanese economy may differ favorably or unfavorably from the U.S.
economy in different respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

TIME DIFFERENCES BETWEEN TOKYO AND NEW YORK CITY MAY CREATE DISCREPANCIES IN
TRADING LEVELS.

As a result of the time difference between Tokyo (where the stocks underlying the Nikkei 225 Index trade) and New York City (where the warrants will trade), there may be discrepancies between the level of the Nikkei 225 Index and the trading prices of the warrants.

HISTORICAL VALUES OF THE NIKKEI 225 INDEX SHOULD NOT BE TAKEN AS AN INDICATION
OF THE FUTURE PERFORMANCE OF THE NIKKEI 225 INDEX DURING THE TERM OF THE
WARRANTS.

The trading prices of the securities underlying the Nikkei 225 Index will determine the index level. As a result, it is impossible to predict whether the index level will fall or rise. Trading prices of the securities underlying the
Nikkei 225 Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves.

ADJUSTMENTS TO THE NIKKEI 225 INDEX COULD ADVERSELY AFFECT THE VALUE OF THE
WARRANTS.

The policies of NKS concerning additions, deletions and substitutions of the securities underlying the Nikkei 225 Index and the manner in which NKS takes account of certain changes affecting such underlying securities may affect the value of the Nikkei 225 Index. The policies of NKS with respect to the calculation of the Nikkei 225 Index could also affect the value of the Nikkei
225 Index. NKS may discontinue or suspend calculation or dissemination of the
Nikkei 225 Index or materially alter the methodology by which it calculates the
Nikkei 225 Index. Any such actions could affect the value of the warrants. See
"Description of the Warrants--Discontinuance of the Nikkei 225 Index; alteration of method of calculation" and "The Nikkei 225 Index."

LEHMAN BROTHERS HOLDINGS CANNOT CONTROL ACTIONS BY THE COMPANIES WHOSE
SECURITIES MAKE UP THE NIKKEI 225 INDEX.

Actions by these companies may have an adverse effect on the price of the common stock or any other equity securities underlying the Nikkei 225 Index, the Nikkei
225 Index and the warrants. In addition, these companies are not involved in this offering of warrants and have no obligations with respect to the warrants, including any obligation to take Lehman Brothers Holdings' or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the warrants and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the warrants to be issued. These companies are not involved with the administration, marketing or trading of the warrants and have no obligations with respect to the amount to be paid to you upon exercise of the warrants.

LEHMAN BROTHERS HOLDINGS AND ITS AFFILIATES HAVE NO AFFILIATION WITH NKS AND ARE
NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

NKS provides and services the Nikkei 225 Index. Lehman Brothers Holdings and its
affiliates are not affiliated with NKS in any way (except for licensing arrangements discussed below in "The Nikkei 225 Index--License agreement between
NKS and Lehman Brothers Holdings") and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Nikkei 225 Index. See
"Description of the Warrants--Market disruption events" and "Description of the

                                      S-13

Warrants--Discontinuance of the Nikkei 225 Index; alteration of method of calculation." NKS is not involved in this offering of the warrants in any way and has no obligation to consider your interest as an owner of the warrants in taking any actions that might affect the value of your warrants.

Neither Lehman Brothers Holdings nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the Nikkei
225 Index or NKS contained in this prospectus supplement or any public disclosure of information by NKS. You, as an investor in the warrants, should make your own investigation into Nikkei 225 Index and NKS.

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE LEHMAN BROTHERS HOLDINGS CONTROLS
LEHMAN BROTHERS INC., WHICH WILL ACT AS THE CALCULATION AGENT.

Lehman Brothers Inc. will act as the calculation agent, which determines, among other things, the amount you will receive on the warrants upon exercise, whether to limit the number of warrants exercisable on any date, other than automatic exercises, to an aggregate of 400,000, whether adjustments should be made to the closing index level and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc.
and you. See "Description of the Warrants--Cash settlement value," "Description of the Warrants--Discontinuance of the Nikkei 225 Index; alteration of method of calculation" and "Description of the Warrants--Market disruption events."

PURCHASES AND SALES OF SECURITIES UNDERLYING THE NIKKEI 225 INDEX BY LEHMAN
BROTHERS HOLDINGS AND ITS AFFILIATES COULD AFFECT THE PRICES OF THOSE SECURITIES
OR OTHER EQUITY SECURITIES OR THE LEVEL OF THE NIKKEI 225 INDEX.

Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., may from time to time buy or sell securities underlying the Nikkei 225 Index or derivative instruments related to those securities for their own accounts in connection with their normal business practices or in connection with hedging of
Lehman Brothers Holdings' obligations under the warrants. Through these transactions, Lehman Brothers Holdings and its affiliates may take positions in the underlying stocks that are inconsistent with an investment in the warrants.
In addition, these transactions could affect the prices of those securities or the level of the Nikkei 225 Index. See "Use of Proceeds and Hedging."

YOU HAVE NO SHAREHOLDER RIGHTS.

Investing in the warrants is not equivalent to investing in the component stocks of the Nikkei 225 Index. As an investor in the warrants, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Nikkei 225 Index.

WARRANTS THAT ARE PURCHASED BY U.S. TAXPAYERS WILL BE SUBJECT TO
"MARK-TO-MARKET" RULES, WHICH WILL REQUIRE INVESTORS TO RECOGNIZE TAXABLE INCOME
OR LOSS WHILE HOLDING THE WARRANTS.

For United States federal income tax purposes, a warrant will be treated as a cash settlement option that is subject to the "mark-to-market" rules under section 1256 of the Code. As a result, regardless of whether you sell, exercise or continue to hold a warrant, you will recognize gain or loss each year. Such gain or loss will equal the difference between the fair market value of the warrant on the last business day of the year (or date of sale) and your adjusted basis in the warrant. Your tax basis in the warrant will be adjusted to take into account any gain or loss recognized in prior periods. Any gain or loss recognized on the warrants will be 60% long-term capital gain or loss and 40%
short-term capital gain or loss. The deductibility of capital losses is subject to limitations. See "United States Federal Income Tax Consequences."

                                      S-14

                           USE OF PROCEEDS AND HEDGING

A portion of the proceeds to be received by Lehman Brothers Holdings from the sale of the warrants may be used by Lehman Brothers Holdings or one or more of its subsidiaries before and immediately following the initial offering of the warrants to acquire securities included in the Nikkei 225 Index or to acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Nikkei 225 Index or those securities included in the Nikkei 225 Index. From time to time, Lehman Brothers
Holdings or one or more of its subsidiaries may acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Nikkei 225 Index or those securities included in the Nikkei 225 Index, to hedge Lehman Brothers Holdings' obligations under the warrants. The balance of the proceeds will be used for general corporate purposes. These hedging techniques will result in nominal transaction costs to Lehman Brothers Holdings. See "Use of Proceeds and Hedging" on page 7 of the accompanying prospectus.

From time to time after the initial offering and before the expiration of the warrants, depending on market conditions, including the market price of the securities included in the Nikkei 225 Index, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers
Holdings or one or more of its subsidiaries may take long or short positions in those securities or in the futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to those securities or the Nikkei 225 Index. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in warrants from time to time and may, in their sole discretion, hold or resell those warrants. Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in any of the securities underlying the Nikkei 225
Index, or futures or options contracts or other derivative or synthetic instruments related to those securities or the Nikkei 225 Index, Lehman Brothers
Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the expiration of the warrants or at or about the time of a change in the securities that make up the Nikkei 225 Index.
Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account.
Certain activity by Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the prices of the securities that are included in the Nikkei 225 Index and, accordingly, increase or decrease the level of the Nikkei 225 Index. Although Lehman Brothers Holdings
has no reason to believe that any of those activities will have a material impact on the price of the securities that make up the Nikkei 225 Index, these activities could have such an effect.

                          LEHMAN BROTHERS HOLDINGS INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                 THREE
                                                                 MONTHS
                      YEAR ENDED NOVEMBER 30,                    ENDED
------------------------------------------------------------  FEBRUARY 28,
     2000        2001        2002        2003        2004         2005
------------   ---------   --------    -------     ---------  ------------
     1.14        1.11        1.13        1.29        1.36         1.36

                                      S-15

                           DESCRIPTION OF THE WARRANTS

GENERAL

You will find information about the warrants in two separate parts of this document that progressively provide more detail:

o    the accompanying prospectus; and

o    this prospectus supplement.

Because the terms of the warrants may differ from the general information Lehman
Brothers Holdings has provided in the prospectus, in all cases you should rely on information in this prospectus supplement over different information in the prospectus. The warrants will be issued pursuant to a warrant agreement, to be dated as of the date of issuance of the warrants, between Lehman Brothers
Holdings, Citibank, N.A., as warrant agent (the "warrant agent"), and Lehman
Brothers Inc., as calculation agent. The following summaries of certain provisions of the warrants and the warrant agreement do not purport to be complete and reference is made to all the provisions of the warrant agreement, including the form of global warrant certificate attached as an exhibit to the warrant agreement. The warrant agreement will be available for inspection by any registered holder at the office of the warrant agent (the "warrant agent's office"), which is currently located at 111 Wall Street, 15th Floor, New York,
New York 10043, during the warrant agent's normal business hours. See
"Description of Warrants" beginning on page 17 of the accompanying prospectus.

Lehman Brothers Holdings will initially issue warrants. Lehman Brothers Holdings may, without the consent of the holders of the warrants, create and issue additional warrants ranking equally with the warrants and otherwise similar in all respects so that such further warrants shall be consolidated and form a single series with the warrants. No additional warrants can be issued if an event of default has occurred with respect to the warrants.

A warrant will not require or entitle a holder to receive any of the underlying stocks comprising the Nikkei 225 Index from Lehman Brothers Holdings. Upon exercise of a warrant, Lehman Brothers Holdings will make only a U.S. dollar cash payment in the amount of the cash settlement value, if any, of such warrant. Lehman Brothers Holdings is under no obligation to, nor will it, sell the underlying stocks to, or purchase the underlying stocks from, holders in connection with the exercise of any warrants. Holders will not receive any interest on any cash settlement value. No payments will be made on the warrants prior to exercise. The warrants may expire worthless.

The warrants will rank equally with all other unsecured contractual obligations of Lehman Brothers Holdings and Lehman Brothers Holdings' unsecured and unsubordinated debt.

The warrants will be issued in denominations of 100 warrants and whole multiples of 100.

CASH SETTLEMENT VALUE

On the relevant settlement payment date, which will be the third business day after the valuation date, Lehman Brothers Holdings will pay you, per warrant exercised or automatically exercised, the cash settlement value, which will equal an amount in U.S. dollars (rounded down to the nearest one-hundredth of a cent) that is the greater of:

o    zero; and

o             final index level - strike price
     $66   x  --------------------------------   , where
                    initial index level

     o    the final index level will be the closing index level on the valuation date, which will generally be the first scheduled trading day following the relevant exercise date, and may be postponed if a market disruption event occurs;

     o    the closing index level on any particular day will generally be the closing index level of the Nikkei 225 Index on such day;

     o    the strike price will be equal to the initial index level; and

     o    the initial index level will be the closing index level on the date of this prospectus supplement.

As a result, if the final index level on the applicable valuation date is less than or equal to the strike price, the cash settlement value will be zero.

If the calculation agent determines that one or more market disruption events have occurred on the day that would otherwise be the valuation date, the calculation

                                      S-16

agent will, subject to certain limitations, determine the final index level by reference to the closing index level on the next scheduled trading day on which there is not a market disruption event; provided, however, if a market disruption event occurs on each of the eight scheduled trading days following the originally scheduled valuation date, then (a) that eighth scheduled trading day shall be deemed the valuation date and (b) the calculation agent shall determine the final index level based upon its good faith estimate of the level of the index on that eighth scheduled trading day. Any postponement of the valuation date will cause the date you receive payment to be postponed until three business days after such postponed valuation date.

In limited circumstances, the closing index level on any valuation date may be adjusted by the calculation agent.

The calculation of the cash settlement value will not take into account fluctuations in the Japanese yen/U.S. dollar exchange rate.

See "--Exercise and settlement of warrants," "--Market disruption events,"
"--Maximum exercise amount" and "--Discontinuance of the Nikkei 225 Index;
alteration of method of calculation" for details.

The "closing index level" of the Nikkei 225 Index (or any successor index) on any particular day means the closing level of the Nikkei 225 Index as reported by NKS (or of any successor index, as reported by the publisher of such successor index), on such day.

"Scheduled trading day" means any day on which both the TSE and the Osaka
Securities Exchange are scheduled to be open for trading for their respective regular trading sessions.

HYPOTHETICAL CASH SETTLEMENT VALUE ON EXERCISE

Set forth in the following table is an illustrative example of the cash settlement values of a warrant based on various hypothetical final index levels and an assumed initial index level and strike price of 11637.52. The strike price will remain constant throughout the term of the warrants. The illustrative cash settlement values in the table do not reflect any "time value" for a warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                            CASH SETTLEMENT
                                           VALUE (ALSO KNOWN
             HYPOTHETICAL FINAL              AS "INTRINSIC
                INDEX LEVEL               VALUE") OF A WARRANT
             ------------------           --------------------
                   8146.26                      $0.0000
                   8728.14                      $0.0000
                   9310.02                      $0.0000
                   9891.89                      $0.0000
                  10473.77                      $0.0000
                  11055.64                      $0.0000
                  11637.52                      $0.0000
                  12219.40                      $3.2999
                  12801.27                      $6.5999
                  13383.15                      $9.9000
                  13965.02                     $13.2000
                  14546.90                     $16.5000
                  15128.78                     $19.7999

DTC BOOK-ENTRY PROCEDURES

Lehman Brothers Holdings will issue the warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC, including the depositaries in the Euroclear and
Clearstream clearing systems, will record beneficial ownership of the warrants by individual investors. Accordingly, except in certain limited circumstances described in the accompanying prospectus under "Book-Entry Procedures and
Settlement," ownership of the warrants in certificated form will not be available to investors. For additional information on DTC and its procedures, see "--Exercise and settlement of warrants," "Book-Entry Issuance" and
"Book-Entry Procedures and Settlement" in the accompanying prospectus.

All information in this prospectus supplement regarding DTC is derived from DTC and reflects the policies of DTC; such policies are subject to change without notice.

CLEARSTREAM AND EUROCLEAR PROCEDURES

Holders may hold their warrants through the accounts maintained by Clearstream
Banking, societe anonyme ("Clearstream") or the Euroclear System operated by
Morgan Guaranty Trust's Brussels Office ("Euroclear") in DTC only if they are participants of those systems, or indirectly through organizations which are participants in those systems.

Clearstream and Euroclear will hold omnibus book-entry positions on behalf of their participants through customers' securities accounts in Clearstream's and

                                      S-17

Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Clearstream and Morgan Guaranty Trust Company of New
York, New York Office ("Morgan Stanley"), will act as depositary for Euroclear
(in such capacities, the "depositaries"). All securities in Clearstream or
Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Exercises of warrants by persons holding through Clearstream or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the warrants on its behalf by delivering warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement.
Payments with respect to the warrants held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries. See "--Exercise and settlement of the warrants" below.

All information in this prospectus supplement regarding Clearstream and
Euroclear is derived from Clearstream or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.

EXERCISE AND SETTLEMENT OF WARRANTS

The warrants will be immediately exercisable upon issuance and will expire on
the expiration date for the warrants, which is April   , 2007. Warrants not
exercised (including by reason of any postponed exercise) at or prior to 3:00
P.M., New York City time, on the "last non-automatic exercise date", which is the earlier of:

o    the business day immediately preceding the expiration date; and

o    the delisting day, if any,

will be automatically exercised as described under "--Automatic exercise" below.

Warrants held through the facilities of the DTC

In the case of warrants held through the facilities of DTC, a holder may
exercise such warrants on any business day during the period from April   , 2005
until 3:00 P.M., New York City time, on the last non-automatic exercise date by causing:

o    a duly completed and executed exercise notice to be delivered on behalf of the holder by a participant to the warrant agent; and

o    such warrants to be transferred free to the warrant agent on the records of
     DTC.

A form of exercise notice for warrants is included herein as Appendix B and may also be obtained from the warrant agent at the warrant agent's office.

Except for warrants subject to automatic exercise or subject to the limit option, the "exercise date" for such warrants will be:

o    the business day on which the warrant agent receives the exercise notice and related warrants in proper form, if such exercise notice and warrants are received at or prior to 3:00 P.M., New York City time, on such day; or

o    the business day following the business day on which the warrant agent receives the exercise notice and related warrants in proper form, if such exercise notice and warrants are received after 3:00 P.M., New York City time, on such day.

TO ENSURE THAT AN EXERCISE NOTICE AND THE RELATED WARRANTS WILL BE DELIVERED TO
THE WARRANT AGENT AT OR PRIOR TO 3:00 P.M., NEW YORK CITY TIME, ON A GIVEN
BUSINESS DAY, A HOLDER MAY HAVE TO GIVE EXERCISE INSTRUCTIONS TO HIS BROKER OR
OTHER INTERMEDIARY SUBSTANTIALLY EARLIER THAN 3:00 P.M., NEW YORK CITY TIME, ON
SUCH DAY. DIFFERENT BROKERAGE FIRMS MAY HAVE DIFFERENT CUT-OFF TIMES FOR
ACCEPTING AND IMPLEMENTING EXERCISE INSTRUCTIONS FROM THEIR CUSTOMERS.
THEREFORE, HOLDERS SHOULD CONSULT WITH THEIR BROKERS OR OTHER INTERMEDIARIES, IF
APPLICABLE, AS TO APPLICABLE CUT-OFF TIMES AND OTHER EXERCISE

                                      S-18

MECHANICS. SEE ALSO "RISK FACTORS" BEGINNING ON PAGE S-7.

Warrants held through the facilities of Clearstream or Euroclear

In the case of warrants held through the facilities of Clearstream or Euroclear, a holder may exercise such warrants on any business day during the period from
April   , 2005 until 3:00 P.M., New York City time, on the last non-automatic exercise date by causing:

o    a duly completed and executed exercise notice to be delivered on behalf of the holder by Clearstream or Euroclear, as the case may be, to the warrant agent; and

o    such warrants to be transferred free to the warrant agent on the records of
     DTC, by giving appropriate instructions to the participant holding such warrants in either the Clearstream or Euroclear system, as the case may be.

Except for warrants subject to automatic exercise or subject to the limit option, the "exercise date" for such warrants will be:

o    the business day on which the warrant agent receives the exercise notice in proper form if such exercise notice is received at or prior to 3:00 P.M.,
     New York City time, on such day; provided that the warrants are received by the warrant agent by 3:00 P.M., New York City time, on the applicable valuation date; or

o    the business following the business day on which the warrant agent receives the exercise notice in proper form if such exercise notice is received after 3:00 P.M., New York City time, on such day; provided that the warrants are received by 3:00 P.M., New York City time, on the valuation date;

provided, however, in the event that in either case the warrants are received after 3:00 P.M., New York City time, on the applicable valuation date, then the exercise date for such warrant will be the day on which such warrants are received or, if such day is not a business day, the following business day.

In order to ensure proper exercise on a given business day, participants in
Clearstream or Euroclear must submit exercise instructions to Clearstream or
Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of
Clearstream and by 10:00 A.M., Brussels time, in the case of Euroclear.

In addition, in the case of book-entry exercises by means of Euroclear:

o    participants must also transmit, by facsimile, to the warrant agent a copy of the exercise notice submitted to Euroclear by 3:00 P.M., New York City time, on the desired exercise date, and

o    Euroclear must confirm by telex to the warrant agent by 9:00 A.M., New York
     City time, on the valuation date that the warrants will be received by the warrant agent on such date. However, if the telex communication is received after 9:00 A.M., New York City time, on the valuation date, the calculation agent will be entitled to direct the warrant agent to reject the related exercise notice or waive the requirement for timely delivery of such telex communication.

Except in the case of warrants subject to automatic exercise, if on any valuation date the cash settlement value for any warrants then exercised would be zero, the attempted exercise of such warrants will be void and of no effect and such warrants will be transferred back to the participant, including the depositaries, that submitted them free to the warrant agent on the records of
DTC, and, in any such case, the warrants in question will remain outstanding and exercisable thereafter.

The "exercise date" described above is subject to postponement as a result of the exercise of a number of warrants exceeding the limit on exercise as described below under "--Maximum exercise amount."

The "valuation date" for a warrant will be the first scheduled trading day following the exercise date, subject to postponement as a result of a market disruption event as described under "--Market disruption events."

The following is an illustration of the timing of an exercise date and the applicable valuation date, assuming:

o    all relevant dates are business days or scheduled trading days;

o    the number of exercised warrants does not exceed the maximum permissible amount; and

                                      S-19

o    no market disruption event has occurred and is continuing.

                ILLUSTRATIVE TIMING FOR WARRANTS HELD THROUGH DTC

 DATE AND TIME BOTH EXERCISE                                              FINAL INDEX LEVEL
  NOTICE IN PROPER FORM AND                                               USED TO DETERMINE      LIMIT OPTION INDEX
   WARRANTS ARE RECEIVED BY                                                CASH SETTLEMENT         VALUE EQUAL TO
        WARRANT AGENT            EXERCISE DATE        VALUATION DATE     VALUE DETERMINED ON    FINAL INDEX LEVEL ON
----------------------------    ---------------      ----------------    -------------------    --------------------

Monday, October 3, 2005, at     October 3, 2005       October 4, 2005       October 4, 2005       October 3, 2005
or before 3:00 P.M., New
York City time

Monday, October 3, 2005,        October 4, 2005       October 5, 2005       October 5, 2005       October 4, 2005
after 3:00 P.M., New York
City time

     ILLUSTRATIVE TIMING FOR WARRANTS HELD THROUGH CLEARSTREAM AND EUROCLEAR

                                                                                          FINAL INDEX
                                                                                         LEVEL USED TO    LIMIT OPTION
                                                                                        DETERMINE CASH     INDEX VALUE
  DATE AND TIME EXERCISE     DATE AND TIME WARRANTS                                       SETTLEMENT        EQUAL TO
 NOTICE IN PROPER FORM IS   ARE RECEIVED BY WARRANT                                          VALUE         FINAL INDEX
RECEIVED BY WARRANT AGENT            AGENT            EXERCISE DATE    VALUATION DATE    DETERMINED ON      LEVEL ON
-------------------------   -----------------------   -------------    --------------   ---------------   ------------

Monday, October 3, 2005,      Tuesday, October 4,     October 3,      October 4, 2005   October 4, 2005     October 3,
at or before 3:00 P.M.,       2005, at or before      2005                                                  2005
New York City time            3:00 P.M., New York
                              City time

Monday, October 3, 2005,      Tuesday, October 4,     October 4,      October 5, 2005   October 5, 2005     October 4,
after 3:00 P.M., New          2005, after 3:00 P.M.,  2005                                                  2005
York City time                New York City time

Following receipt of the exercise notice and related warrants in proper form, the warrant agent will, not later than 5:00 P.M., New York City time, on the applicable valuation date,

o    obtain from the calculation agent the final index level,

o    determine the cash settlement value of such warrants, and

o    advise Lehman Brothers Holdings of the aggregate cash settlement value of the exercised warrants.

Lehman Brothers Holdings will be required to make available to the warrant agent, no later than 3:00 P.M., New York City time, on the relevant settlement payment date, funds in an amount sufficient to pay the aggregate cash settlement value of the exercised warrants. If Lehman Brothers Holdings has made such funds available by that time, the warrant agent will thereafter be responsible for making funds available to each appropriate participant. Each participant will be responsible for disbursing such payments to the holders it represents and to each brokerage firm for which it acts as agent. Participants include Citibank and Morgan Stanley, who, in turn, will disburse payments to Clearstream and
Euroclear, respectively, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for

                                      S-20

disbursing payments to the holders they represent. Similarly, each brokerage firm will be responsible for disbursing funds to the holders that it represents.

MINIMUM EXERCISE AMOUNT

No fewer than 500 warrants may be exercised by a holder at any one time, except in the case of automatic exercise. Accordingly, except in the case of automatic exercise of warrants, holders with fewer than 500 warrants will need either to sell their warrants or to purchase additional warrants, thereby incurring transaction costs, in order to realize upon their investment.

MAXIMUM EXERCISE AMOUNT

All exercises of warrants, other than automatic exercises, are subject, at the calculation agent's option, to the limitation that not more than 400,000 warrants in total may be exercised on any exercise date. If any business day would otherwise, under the terms of the warrant agreement, be the exercise date in respect of more than 400,000 warrants, then, at the calculation agent's option, 400,000 of such warrants, selected by the warrant agent on a pro rata basis, shall be deemed exercised on such exercise date and the remainder of such warrants (the "remaining warrants") shall be deemed exercised on the following business day, subject to successive applications of this provision. Remaining warrants shall be deemed exercised in the order of their respective initial exercise dates, and remaining warrants shall be deemed exercised before any other warrants initially exercised after such remaining warrants.

To the extent that the exercise of any warrants is postponed as a result of this limitation, the valuation date used to determine the cash settlement value of such warrants will also be postponed.

DISCONTINUANCE OF THE NIKKEI 225 INDEX; ALTERATION OF METHOD OF CALCULATION

If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion exercised in good faith, to be comparable to the discontinued Nikkei 225 Index, then the calculation agent shall determine each subsequent closing index level to be used in computing the cash settlement value by reference to the closing index level of such successor index on the applicable date.

Upon any selection by the calculation agent of a successor index, Lehman
Brothers Holdings will promptly give notice to the holders of the warrants.

If NKS discontinues publication of the Nikkei 225 Index and the calculation agent determines that no successor index is available at such time or if NKS (or the publisher of any successor index) fails to calculate and publish a closing index level for the Nikkei 225 Index (or a successor index) on any date when it would ordinarily do so in accordance with its customary practice, the calculation agent will determine each subsequent closing index level to be used in computing the cash settlement value. In such circumstances, each such closing index level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index (or any successor index) last in effect prior to such discontinuance, using the closing price (or, if trading in any of the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the
Nikkei 225 Index (or any successor index) on the relevant exchange on which such security trades. Notwithstanding these alternative arrangements, discontinuance of the publication of the Nikkei 225 Index may adversely affect the value of the warrants. The "relevant exchange" for any security (or any combination thereof then included in the Nikkei 225 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Nikkei 225 Index, any successor index or the closing index level on any particular day, is changed in a material respect, or if the Nikkei 225 Index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of trading of the relevant exchanges on which the securities comprising the Nikkei 225 Index or such successor index are traded, on any date the closing index level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such successor index, as the case may be, as if such changes or modifications had not been made.

                                      S-21

The calculation agent will calculate the closing index level on any particular day and the cash settlement value with reference to the Nikkei 225 Index or such successor index, as adjusted.

Accordingly, if the method of calculating the Nikkei 225 Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust such index in order to arrive at a level of the Nikkei 225 Index or such successor index as if it had not been modified.

MARKET DISRUPTION EVENTS

If the calculation agent determines that on a business day that would otherwise be a valuation date (an "applicable business day") a market disruption event has occurred and is continuing, then the valuation date shall be postponed, as described under "--Cash settlement value."

A market disruption event with respect to the Nikkei 225 Index (or any successor index) will occur on any day if the calculation agent determines in its sole discretion that any of the following have occurred:

o    A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Nikkei 225 Index or any successor index, by the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to New York
     Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other exchange, quotation system or market, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B may be considered material.

o    A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the Nikkei 225 Index or any successor index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the securities that then comprise 20% or more of the Nikkei 225 Index or any successor index on the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on such day.

o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the
     Nikkei 225 Index or any successor index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the close of trading on such day.

o    The closure of the relevant exchanges on which the securities that then comprise 20% or more of the Nikkei 225 Index or any successor index are traded or on which futures or options contracts relating to the Nikkei 225
     Index or any successor index are traded prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchanges and (2) the submission deadline for orders to be entered into the relevant exchanges for execution at the close of trading on such day.

For purposes of determining whether a market disruption event has occurred:

o    the relevant percentage contribution of a security to the level of the
     Nikkei 225 Index or any successor index will be based on a comparison of
     (x) the portion of the level of the Nikkei 225 Index attributable to that security and (y) the overall level of the Nikkei 225 Index, in each case immediately before the occurrence of the market disruption event; and

o    "close of trading" means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its respective regular trading session, without

                                      S-22

     regard to after hours or any other trading outside of the regular trading session hours.

Under certain circumstances, the duties of Lehman Brothers Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the warrants.

Events have occurred in the past that would constitute market disruption events.
The existence or non-existence of such circumstances in the past, however, is not necessarily indicative of the likelihood of those circumstances occurring or not occurring in the future and Lehman Brothers Holdings cannot predict the likelihood of a market disruption event in the future.

Certain of the market disruption events may be events that would tend to decrease the level of the final index level, and accordingly decrease the cash settlement value for the warrants following the occurrence of any such market disruption event. However, as a result of any postponed exercise as described above, holders would not receive such cash settlement value, but would receive instead a cash settlement value determined as of a later date. In any such case, any immediate impact of the related market disruption event on the final index level may have been negated by interim market and other developments and, as a result of any such postponement, the cash settlement value actually received by holders may be substantially different than the otherwise applicable cash settlement value if the valuation of the warrants had not been postponed.

LIMIT OPTION

Except for warrants subject to automatic exercise, each holder, in connection with any exercise of warrants, will have the option (the "limit option") to specify that such warrants are not to be exercised if the final index level that would otherwise be used to determine the cash settlement value of such warrants has declined by 5% or more from the last available closing index level as of the applicable exercise date (such value, the "limit option index value"), as determined by the calculation agent. A holder's election of the limit option must be specified in the applicable exercise notice delivered to the warrant agent.

To ensure that the limit option will have its intended effect of limiting the risk of any downward movement in the value of the Nikkei 225 Index or successor index between the date on which a holder submits an exercise notice and the related valuation date, such exercise notice and the related warrants must be received by the warrant agent not later than 3:00 P.M., New York City time, on the business day on which they are submitted. See "--Exercise and settlement of warrants" and "Risk Factors."

Following receipt of an exercise notice and the related warrants subject to the limit option, the warrant agent will obtain the applicable limit option index value from the calculation agent and will determine whether such warrants will not be exercised because of the limit option. Warrants that are not exercised will be treated as not having been tendered for exercise, and such warrants will be transferred back to the account at DTC, Clearstream or Euroclear, as the case may be, from which they were transferred to the warrant agent and will remain outstanding. To exercise such warrants, a holder will be required to cause the warrants and a related exercise notice to be submitted again to the warrant agent.

Once elected by a holder in connection with an exercise of warrants, the limit option will continue to apply, on the basis of the limit option index value as initially determined for such warrants, if the valuation date for such warrants is postponed, except when such valuation date is postponed to a date of automatic exercise of warrants. Pursuant to the limit option, such warrants will either (1) be exercised on a delayed basis if the closing index level on the applicable postponed valuation date is not less than the limit option index value by 5% or more or (2) not be exercised if, on the applicable postponed valuation date, the closing index level is less than the limit option index value by 5% or more.

AUTOMATIC EXERCISE

All warrants not previously exercised will be automatically exercised on the expiration date or a delisting day, if any. The exercise date for these warrants will be the day they are automatically exercised or, if such day is not a business day, the following business day. The valuation date for these warrants will be the scheduled trading day immediately following the date of automatic exercise, subject to postponement in the event of a market disruption event, as described under "--Cash settlement value." The relevant settlement payment date for these warrants will be the third business day after the valuation date.

For a description of the payment procedures, see "--Exercise and settlement of warrants."

                                      S-23

LISTING

Lehman Brothers Holdings has applied to list the warrants on the Amex under the trading symbol "NKZ."

The listing of the warrants on the Amex, if accepted, will not necessarily ensure that a liquid trading market will be available for the warrants. See
"Risk Factors--The warrants may not be actively traded."

DELISTING OF WARRANTS

In the event the warrants are delisted from, or permanently suspended from trading on (within the meaning of the Securities Exchange Act of 1934) the Amex and not accepted at the same time for listing on another United States national securities exchange, warrants not previously exercised will be deemed automatically exercised on the delisting date, and the cash settlement value shall be calculated and settled as described under "--Cash settlement value."
However, if a delisting date falls on:

o    the expiration date; or

o    any of the two business days immediately preceding the expiration date,

then the final index level with respect to such date shall be calculated so as to reflect the value of the Nikkei 225 Index or successor index at the opening of trading on the relevant exchange on such date. Lehman Brothers Holdings will notify the warrant agent, who will notify the holders as soon as practicable of such delisting or trading suspension. However, if Lehman Brothers Holdings first receives notice of the delisting or suspension on the same day on which the warrants are delisted or suspended, such day will be deemed the delisting date.
Lehman Brothers Holdings will covenant in the warrant agreement that it will not seek delisting of the warrants from, or suspension of their trading on, the Amex unless Lehman Brothers Holdings has, at the same time, arranged for listing of the warrants on another United States national securities exchange.

CALCULATION AGENT

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as initial calculation agent for the warrants. Pursuant to the calculation agency agreement, Lehman Brothers Holdings may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive upon exercise of the warrants.

In addition, the calculation agent will determine, among other things:

o    the successor index if publication of the Nikkei 225 Index is discontinued;

o    the closing index level if no successor index is available or if NKS or the publisher of any successor index, as the case may be, fails to calculate and publish a closing index level on any date;

o    adjustments to the Nikkei 225 Index, the successor index or the closing index level if the method of calculating any of these items changes in a material respect or if the Nikkei 225 Index or successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the value of the Nikkei 225 Index, or successor index, as the case may be, had such changes or modifications not been made;

o    whether to limit the number of warrants exercisable on any date, other than automatic exercises, to an aggregate of 400,000;

o    any limit option index value; and

o    whether a market disruption event has occurred.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

                                      S-24

                              THE NIKKEI 225 INDEX

GENERAL

Lehman Brothers Holdings obtained all information contained in this prospectus supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, NKS. NKS has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index. The consequences of NKS discontinuing publication of the Nikkei 225 Index are described in the section entitled "Description of the Warrants--Discontinuance of one or more of the component indices; Alteration of method of calculation." Lehman Brothers
Holdings makes no representation or warranty as to the accuracy or completeness of any information relating to the Nikkei 225 Index.

The Nikkei 225 Index is a stock index calculated, published and disseminated by
NKS that measures the composite price performance of selected Japanese stocks.
The Nikkei 225 Index is currently based on 225 underlying stocks trading on the
TSE and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the Nikkei 225 Index are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Nikkei rules require that the 75 most liquid issues
(one-third of the component count of the Nikkei 225 Index) be included in the
Nikkei 225 Index. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore Monetary Exchange, Ltd., the Osaka Securities Exchange
and the Chicago Mercantile Exchange.

As of April 13, 2005 the 225 companies included in the Nikkei 225 Index were divided into six sector categories: Technology, Financials, Consumer Goods,
Materials, Capital Goods/Others and Transportation/Utilities. These sector categories are further divided into 36 Nikkei industrial classifications (with the number of companies currently included in each industrial classification indicated in parentheses):

Technology -- Pharmaceuticals (9), Electrical Machinery (28), Automotive (9),
     Precision Instruments (4), Communications (4)

Financials -- Banking (11), Other Financial Services (2), Securities (4),
     Insurance (3)

Consumer Goods -- Fishery (1), Food (15), Retail (7), Services (8)

Materials -- Mining (1), Textiles & Apparel (9), Pulp & Paper (4), Chemicals
     (17), Oil & Coal Products (3), Rubber Products (2), Glass & Ceramics (7),
     Steel Products (4), Nonferrous Metals (11), Trading Companies (9)

Capital Goods/Others -- Construction (9), Machinery (13), Shipbuilding (3),
     Other Transportation Equipment (1), Other Manufacturing (3), Real Estate
     (4)

Transportation and Utilities -- Railway/Bus (7), Other Land Transport (2),
     Marine Transport (3), Air Transport (2), Warehousing (1), Electric Power
     (3), Gas (2)

COMPUTATION OF THE NIKKEI 225 INDEX

While NKS currently employs the following methodology to calculate the Nikkei
225 Index, the NKS may modify or change such methodology in the future.

The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per share price of each underlying stock by the corresponding weighting factor for that underlying stock (a "Weight Factor"), calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set on May 16, 1949 at 225, was 23.881 as of April 1, 2005, and is
subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant underlying stock, so that the share price of each underlying stock when multiplied by its Weight
Factor corresponds to a share price based on a uniform par value of (Y)50. Each
Weight Factor represents the number of shares of the related underlying stock, which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the underlying stocks, which is currently the TSE. The level of the
Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due

                                      S-25

to non-market factors affecting the underlying stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the
Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any underlying stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, that is, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change

Underlying stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the underlying stocks except when an underlying stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the underlying stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the
Second Section of the TSE. In addition, a component stock transferred to the
"Kanri-Post" (post for stock under supervision) is in principle a candidate for deletion. Underlying stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by
Nikkei. Upon deletion of a stock from the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted underlying stock. In an exceptional case, a newly listed stock in the
First Section of the TSE that is recognized by NKS to be representative of a market may be added to the underlying stocks. As a result, an existing underlying stock with low trading volume and not representative of a market will be deleted.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day.
Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the warrants.

HISTORICAL INFORMATION

The following table sets forth the high and low level, as well as the end-of-quarter closing levels, calculated in Japanese yen, of the Nikkei 225
Index for each quarter in the period from January 1, 1990 through April 13,
2005. The closing level on April 13, 2005 was 11637.52. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Nikkei 225 Index in the future. It is impossible to predict whether the level of the Nikkei 225 Index will rise or fall. The historical levels of the Nikkei 225 Index are not indications of future performance.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

                                      S-26

                                          HIGH            LOW         PERIOD-END
                                        --------        --------      ----------
1990
First Quarter ......................    38712.88        29843.34       29980.45
Second Quarter .....................    33192.50        28002.07       31940.24
Third Quarter ......................    33172.28        20983.50       20983.50
Fourth Quarter .....................    25352.63        20221.86       23848.71
1991
First Quarter ......................    27146.91        22442.70       26292.04
Second Quarter .....................    26980.37        23290.96       23290.96
Third Quarter ......................    24120.75        21456.76       23916.44
Fourth Quarter .....................    25222.28        21502.90       22983.77
1992
First Quarter ......................    23801.18        19345.95       19345.95
Second Quarter .....................    18804.60        15741.27       15951.73
Third Quarter ......................    18908.47        14309.41       17399.08
Fourth Quarter .....................    17690.67        15993.48       16924.95
1993
First Quarter ......................    19048.38        16287.45       18591.45
Second Quarter .....................    21076.00        19099.09       19590.00
Third Quarter ......................    21148.11        19621.46       20105.71
Fourth Quarter .....................    20500.25        16078.71       17417.24
1994
First Quarter ......................    20677.77        17369.74       19111.92
Second Quarter .....................    21552.81        19122.22       20643.93
Third Quarter ......................    20862.77        19468.89       19563.81
Fourth Quarter .....................    20148.83        18666.93       19723.06
1995
First Quarter ......................    19684.04        15749.77       16139.95
Second Quarter .....................    17103.69        14507.17       14517.40
Third Quarter ......................    18758.55        14485.41       17913.06
Fourth Quarter .....................    20011.76        17337.19       19868.15
1996
First Quarter ......................    21406.85        19734.70       21406.85
Second Quarter .....................    22666.80        21171.82       22530.75
Third Quarter ......................    22455.49        20107.11       21556.40
Fourth Quarter .....................    21612.30        19161.71       19361.35
1997
First Quarter ......................    19446.00        17303.65       18003.40
Second Quarter .....................    20681.07        17485.75       20604.96
Third Quarter ......................    20575.26        17683.27       17887.71
Fourth Quarter .....................    17842.16        14775.22       15258.74
1998
First Quarter ......................    17264.34        14664.44       16527.17
Second Quarter .....................    16536.66        14715.38       15830.27
Third Quarter ......................    16731.92        13406.39       13406.39
Fourth Quarter .....................    15207.77        12879.97       13842.17
1999
First Quarter ......................    16378.78        13232.74       15836.59
Second Quarter .....................    17782.79        15972.68       17529.74
Third Quarter ......................    18532.58        16821.06       17605.46
Fourth Quarter .....................    18934.34        17254.17       18934.34
2000
First Quarter ......................    20706.65        18168.27       20337.32
Second Quarter .....................    20833.21        16008.14       17411.05
Third Quarter ......................    17614.66        15626.96       15747.26
Fourth Quarter .....................    16149.08        13423.21       13785.69

                                      S-27

2001
First Quarter ......................    14032.42        11819.70       12999.70
Second Quarter .....................    14529.41        12574.26       12969.05
Third Quarter ......................    12817.41         9504.41        9774.68
Fourth Quarter .....................    11064.30         9924.23       10542.62
2002
First Quarter ......................    11919.30         9420.85       11024.94
Second Quarter .....................    11979.85        10074.56       10621.84
Third Quarter ......................    10960.25         9075.09        9383.29
Fourth Quarter .....................     9215.56         8303.39        8578.95
2003
First Quarter ......................     8790.92         7862.43        7972.71
Second Quarter .....................     9137.14         7607.88        9083.11
Third Quarter ......................    11033.32         9265.56       10219.05
Fourth Quarter .....................    11161.71         9614.60       10676.64
2004
First Quarter ......................    11770.65        10365.40       11715.39
Second Quarter .....................    12163.89        10505.05       11858.87
Third Quarter ......................    11896.01        10687.81       10823.57
Fourth Quarter......................    11488.76        10659.15       11488.76
2005
First Quarter.......................    11966.69        11238.37       11668.95
Second Quarter (through April 13) ..    11874.75        11637.52       11637.52

LICENSE AGREEMENT BETWEEN NKS AND LEHMAN BROTHERS HOLDINGS

Lehman Brothers Holdings will enter into a non-exclusive license agreement with
NKS providing for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Nikkei 225 Index in connection with the warrants.

The license agreement between NKS and Lehman Brothers Holdings will provide that the following language must be stated in this prospectus supplement.

The warrants are not in any way sponsored, endorsed or promoted by NKS. NKS does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index or the level of the Nikkei 225 Index on any particular day or otherwise. The Nikkei 225
Index is compiled and calculated solely by NKS. However, NKS shall not be liable to any person for any error in the Nikkei 225 Index, and NKS shall not be under any obligation to advise any person, including any purchaser or vendor of the warrants, of any error therein.

In addition, NKS gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225
Index.

"Nikkei" and "Nikkei 225" are the service marks of NKS. NKS reserves all the rights, including copyright, to the Nikkei 225 Index.

                                      S-28

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of warrants as of the date of this prospectus supplement.

Except where noted, this summary deals only with a warrant held as a capital asset by a United States holder and it does not deal with special situations.
For example, except where noted, this summary does not address:

o    tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, investors in pass-through entities, tax-exempt entities or insurance companies;

o    tax consequences to persons holding warrants as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

o    tax consequences to holders of warrants whose "functional currency" is not the U.S. dollar;

o    alternative minimum tax consequences, if any; or

o    any state, local or foreign tax consequences.

If a partnership holds our warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our warrants, you should consult your tax advisors.

The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions as of the date of this prospectus supplement.
Those authorities may be changed, perhaps retroactively, so as to result in
United States federal income tax consequences different from those discussed below.

If you are considering the purchase of warrants, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal income tax consequences that will apply to you if you are a United States holder of warrants.

For purposes of this discussion, a United States holder is a beneficial owner of a warrant that is for United States federal income tax purposes:

o    an individual citizen or resident of the United States;

o    a corporation (or any other entity treated as a corporation for United
     States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

o    an estate the income of which is subject to United States federal income taxation regardless of its source; or

o    a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a
     United States person.

A non-United States holder is a beneficial owner (other than a partnership) of warrants that is not a United States holder.

TAXATION OF WARRANTS

Each warrant will be treated as a cash settlement option that is subject to the
"mark-to-market" rules under section 1256 of the Code. Thus, a United States holder could incur federal income tax liability on an annual basis in respect of an increase in the value of the warrant without a corresponding receipt of cash.

Under the mark-to-market rules of section 1256 of the Code, a United States holder of a warrant will recognize capital gain or loss equal to the difference between the fair market value of the warrant on the last business day of each taxable year and the United States holder's adjusted tax basis for the warrant.
In addition, upon sale, exchange or exercise (including automatic exercise) of a warrant, a United States holder will recognize gain or loss equal to the difference between the amount realized, if any, and the United States holder's tax basis in the warrant. Any gain or loss recognized with respect to a warrant
(including any gain or loss recognized under the mark-to-market rules or on sale, exchange or exercise

                                      S-29

(including automatic exercise) of a warrant) will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. In general, a United States
Holder's tax basis in a warrant will equal the amount paid for the warrant, plus or minus the net gain or loss recognized by the United States Holder in respect of the warrant in prior taxable years.

Long-term capital gains of non-corporate United States holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a non-United States holder of warrants.

Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

UNITED STATES FEDERAL WITHHOLDING TAX

Based on the treatment of the warrants described above, you will not be subject to United States federal withholding tax for any payment on the warrants.

UNITED STATES FEDERAL INCOME TAX

Based on the treatment of the warrants described above, any gain or income realized on a warrant generally will not be subject to United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder or (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

UNITED STATES FEDERAL ESTATE TAX

If you are an individual non-United States holder of warrants, warrants held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

If you are a United States holder of warrants, information reporting requirements will generally apply to all payments received by you or upon the sale, exchange or other disposition of a warrant, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a non-United States holder of warrants, Lehman Brothers Holdings must report annually to the IRS and to you the amount of any payment paid to you and the amount of tax, if any, withheld with respect to such payment. Copies of the information returns reporting such payment and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to a payment Lehman Brothers Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a warrant made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                                      S-30

                          CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement (a "plan") to acquire or hold the warrants should consider whether an investment in the warrants would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to
Title I of ERISA and/or Section 4975 of the Code ("ERISA plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("parties in interest") with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3 (33)
of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws ("similar laws").

The acquisition of the warrants by an ERISA plan with respect to which Lehman
Brothers Holdings Inc., Lehman Brothers Inc., Oppenheimer & Co. Inc. or certain of their respective affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless those warrants are acquired pursuant to and in accordance with an applicable exemption. The DOL has issued prohibited transaction class exemptions, or "PTCEs", as well as individual exemptions that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the warrants.

Each purchaser and holder of the warrants or any interest in the warrants will be deemed to have represented by its purchase or holding of the warrants that either (1) it is not a plan or a plan asset entity and is not purchasing or holding those warrants on behalf of or with "plan assets" of any plan or plan asset entity or (2) the purchase or holding of the warrants will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the warrants on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

                                      S-31

                               BOOK-ENTRY ISSUANCE

The warrants will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, or
DTC, or its nominee. This means that Lehman Brothers Holdings will not issue certificates to you for the warrants. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the warrants. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its direct participants deposit with
DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant.

When you purchase warrants through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the warrants on
DTC's records. Since you actually own the warrants, you are the beneficial owner. Your ownership interest will only be recorded on the direct or indirect participants' records. DTC has no knowledge of your individual ownership of the warrants. DTC's records only show the identity of the direct participants and the amount of the warrants held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

The warrant agent for the warrants will wire payments on the warrants to DTC's nominee. Lehman Brothers Holdings and the warrant agent will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Lehman
Brothers Holdings, the warrant agent and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. It is DTC's current practice, upon receipt of any payment, to credit direct participants' accounts on the payment date in accordance with their respective holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of warrants based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the warrant agent or Lehman Brothers Holdings.

Warrants represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

o    DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law and a successor is not appointed by Lehman Brothers Holdings within 90 days; or

o    Lehman Brothers Holdings decides to discontinue use of the book-entry system.

If the global security is exchanged for certificated securities, the warrant agent will keep the registration books for the warrants at its corporate office and follow customary practices and procedures.

DTC has provided Lehman Brothers Holdings with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a
"banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered under the provisions of Section 17A of the Securities Exchange Act of
1934. DTC is owned by a number of its direct participants and by The New York
Stock Exchange, the American Stock Exchange LLC and the National Association of
Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

                                      S-32

CLEARSTREAM AND EUROCLEAR

Links have been established among DTC, Clearstream Banking and Euroclear (two
European book-entry depositories similar to DTC), to facilitate the initial issuance of the warrants and cross-market transfers of the warrants associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform those procedures and those procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each U.S. agent of Clearstream and Euroclear, as participants in
DTC.

When warrants are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the warrants against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the warrants will appear on the next day,
European time.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending warrants to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer warrants to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer warrants against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date; which day would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date (that is, the trade fails), proceeds credited to the Clearstream or
Euroclear participant's account would instead be valued as of the actual settlement date.

                                      S-33

                                  UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement,
Lehman Brothers Holdings has agreed to sell to each of the underwriters named below, for whom Lehman Brothers Inc. and Oppenheimer & Co. Inc. are joint managers and acting as representatives, and each of the underwriters has severally agreed to purchase from Lehman Brothers Holdings, the respective number of warrants set forth opposite its name below:

                                                                NUMBER OF
           UNDERWRITERS                                         WARRANTS
           -------------------------------------------------    ---------
           Lehman Brothers Inc.  ...........................
           Oppenheimer & Co. Inc.  .........................

                                                                ---------
              Total.........................................
                                                                =========

The underwriters have advised Lehman Brothers Holdings that they propose to initially offer the warrants to the public at the public offering price indicated on the cover page of this prospectus supplement; they may also offer warrants to certain dealers at the same price less a concession not in excess of
$   per warrant. After the initial public offering of the warrants is completed, the public offering price and concessions may be changed.

In connection with the offering, the rules of the Securities and Exchange
Commission permit the underwriters to engage in various transactions that stabilize the price of the warrants. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the warrants. If the underwriters create a short position in the warrants in connection with the offering (that is, if they sell a larger number of the warrants than is indicated on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing warrants in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither
Lehman Brothers Holdings nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the warrants. In addition, neither
Lehman Brothers Holdings nor the underwriters make any representation that the underwriters will in fact engage in transactions described in this paragraph, or that those transactions, once begun, will not be discontinued without notice.

The underwriters will not confirm sales to any account over which they exercise discretionary authority without the prior written approval of the customer.

Lehman Brothers Holdings has agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

The underwriting arrangements for this offering comply with the requirements of
Rule 2720 of the National Association of Securities Dealers, Inc. regarding a
National Association of Securities Dealers, Inc. member firm underwriting securities of its affiliate. This rule requires, among other things, that the initial public offering price be no higher than that recommended by a "qualified independent underwriter," who must participate in the preparation of this prospectus supplement and who must exercise the usual standards of "due diligence" with respect thereto. Oppenheimer & Co. Inc. is acting as a qualified independent underwriter in the offering, and the initial public offering price of the warrants will not be higher than the price recommended by Oppenheimer &
Co. Inc.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with Lehman Brothers Holdings to allocate a specific number of shares for sale to online brokerage account

                                      S-34

holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' or any selling group member's website and any information contained in any other website maintained by the underwriters or selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by Lehman Brothers Holdings or any underwriter or any selling group member in its capacity as an underwriter or selling group member and should not be relied upon by investors.

The warrants may not be offered or sold to the public in Brazil. Accordingly, the offering of the warrants has not been submitted to the Comissao de Valores
Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

The warrants may not be offered or sold in the Federal Republic of Germany other than in compliance with the provisions of the German Sales Prospectus Act
(Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

Each underwriter has represented, warranted and agreed that (a) except in circumstances that do not constitute an offer to the public within the meaning of the Irish Companies Act 1963 to 2003 (as amended from time to time), or the
Irish Acts, it has not offered or sold and will not offer or sell any warrants in Ireland or elsewhere, by means of any document prior to application for listing of the warrants being made and the Irish Stock Exchange having approved the relevant listing particulars in accordance with the European Communities
(Stock Exchange) Regulations 1984, or the 1984 Regulations, and thereafter by means of any document other than (1) the relevant listing particulars or (2) a form of application issued in connection with the warrants that indicates where the relevant listing particulars can be obtained or inspected or that is issued with the relevant listing particulars, (b) it has not made and will not make any offer of the warrants that would require a prospectus to be issued under the
European Communities (Transferable Securities and Stock Exchange) Regulations
1992 of Ireland and (c) it has complied with and will comply with all applicable provisions of the Irish Acts, the 1984 Regulations and the Irish Investment
Intermediaries Act, 1995 (as amended) (including, without limitation, Sections
9, 23 (including any advertising restrictions made thereunder) and 50 and will conduct itself in accordance with a code of conduct drawn up pursuant to Section
37) with respect to anything done by it in relation to the warrants.

These warrants have not been and will not be registered with the National
Securities Commission of the Republic of Panama under Decree Law No. 1 of July
8, 1999 (the "Panamanian Securities Law") and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law.

Each underwriter has agreed that it has only offered or sold and will only offer or sell the warrants in Switzerland in compliance with all applicable securities laws and regulations in force in Switzerland, and will, to the extent necessary, obtain any consent, approval, or permission required, if any, by it for the offer or sale by it of the warrants under the laws and regulations in force in
Switzerland.

This offering constitutes a private offering and the warrants and Lehman
Brothers Holdings will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comision Nacional de Valores.

                                      S-35

                                     EXPERTS

The consolidated financial statements and financial statement schedule of Lehman
Brothers Holdings as of November 30, 2004 and 2003, and for each of the years in the three-year period ended November 30, 2004, have been audited by Ernst &
Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman
Brothers Holdings' annual report on Form 10-K for the year ended November 30,
2004, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

                                      S-36

                                                                      APPENDIX A

                                 INDEX OF TERMS

Amex ..............................................................          S-1
applicable business day............................................         S-22
at-the-money ......................................................          S-8
cash settlement value .............................................          S-3
calculation agent .................................................          S-6
Citibank...........................................................         S-18
Clearstream........................................................         S-17
close of trading...................................................         S-22
closing index level................................................          S-3
Code ..............................................................          S-5
delisting date ....................................................          S-4
depositaries ......................................................         S-18
DTC ...............................................................          S-4
ERISA .............................................................         S-31
ERISA plans........................................................         S-31
Euroclear .........................................................         S-17
exercise date .....................................................   S-18, S-19
exercise notice ...................................................          S-5
expiration date ...................................................          S-3
final index level .................................................          S-3
initial index value ...............................................          S-3
in-the-money ......................................................          S-8
JPY/USD Rate.......................................................          S-9
last non-automatic exercise date...................................         S-18
Lehman Brothers Holdings...........................................          S-3
limit option ......................................................         S-23
limit option index value ..........................................         S-23
mark-to-market.....................................................         S-29
market disruption event ...........................................         S-22
Morgan Stanley.....................................................         S-18
NKS ...............................................................          S-1
OCC ...............................................................         S-12
out-of-the-money ..................................................          S-8
participant .......................................................          S-4
parties in interest ...............................................         S-31
plan ..............................................................         S-31
plan assets........................................................         S-31
PTCE ..............................................................         S-31
relevant exchange .................................................         S-21
remaining warrants ................................................         S-21
scheduled trading day .............................................         S-17
SEC ...............................................................          S-5
similar laws ......................................................         S-31
strike price ......................................................          S-3
time value ........................................................          S-8
TSE ...............................................................          S-3
valuation date.....................................................         S-19
warrant agent......................................................         S-16
warrant agent's office.............................................         S-16
wasting asset......................................................          S-7
Weight Factor......................................................         S-25

                                      A-1

                                                                      APPENDIX B

                             FORM OF EXERCISE NOTICE

For Warrants Represented by the Global Warrant Certificate
CUSIP No.:
Citibank, N.A.
111 Wall Street, 15th Floor Zone 8
New York, NY 10043
Attn: Sebastian Andrieszyn
Telephone No.: (212) 657-9055
Facsimile No.: (212) 657-1020

Attention:

     1. We refer to the Warrant Agreement dated as of April   , 2005 (the
"Warrant Agreement"), among Lehman Brothers Holdings Inc. (the "Company"),
Citibank, N.A., as Warrant Agent (the "Warrant Agent"), and Lehman Brothers
Inc., as Calculation Agent (the "Calculation Agent"). On behalf of certain beneficial owners, each of whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations
Letter relating to the Warrants, we hereby irrevocably exercise Warrants (the
"Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 P.M., New York City time, on a Business Day in order for the Valuation Date for the Tendered
Warrants to be the Business Day following such Business Day and that, if the
Warrants being exercised and this Exercise Notice are received by you after 3:00
P.M., New York City time, on a Business Day (or, in the case of Warrants held through Clearstream or Euroclear, if the Warrants are not received by 3:00 P.M.,
New York City time, on the first Scheduled Trading Day following such Business
Day), the Valuation Date of the Tendered Warrants shall be the following
Scheduled Trading Day, in each case subject to certain provisions of the Warrant
Agreement.

     2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

     3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

     By cashier's check or an official bank check; By wire transfer to the following U.S. Dollar bank account in the United States:

    (Minimum payments of $100,000 only)
     Bank:

     ---------------------------------
        Account No.:

        ------------------------------
        ABA Routing No.:

    --------------------------------------------

        Reference:

        ------------------------------

     4. The Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit
Option(1).

----------
(1) Separate Notices of Exercise shall be submitted with respect to Warrants

                                       B-1

FOR PARTICIPANTS ONLY

     5. We hereby certify that we are a Participant of The Depository Trust
Company (the "Depositary") with the present right to use and receive its services.

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:
                                          NAME OF DEPOSITARY PARTICIPANT
                                          Participant Number

                                          NAME OF EUROCLEAR PARTICIPANT
                                          Participant Number

                                          NAME OF CLEARSTREAM PARTICIPANT
                                          Participant Number

                                          By

                                          --------------------------------------
                                          Authorized Signature
                                          Address:
                                          Telephone: (   )

--------------------------------------------------------------------------------

   subject to the Limit Option and Warrants not subject to the Limit Option.

                                      B-2

                                     WARRANTS

                          LEHMAN BROTHERS HOLDINGS INC.

                       NIKKEI 225(SM) INDEX CALL WARRANTS
                             EXPIRING APRIL   , 2007

                                 -------------

                              PROSPECTUS SUPPLEMENT
                                 APRIL   , 2005

                              (INCLUDING PROSPECTUS
                              DATED JUNE 21, 2001)

                                  -------------

                                 Joint Managers

LEHMAN BROTHERS                                              OPPENHEIMER & CO.